UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 3, 2022
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Sumo Logic, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39502	27-2234444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
305 Main Street Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 810-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SUMO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

Agreement with Scalar Gauge Fund, L.P.

On May 3, 2022, Sumo Logic, Inc. (the “Company”) entered into a cooperation letter agreement (the “Agreement”) with Scalar Gauge Fund, L.P. (“Scalar Gauge”) and certain of its affiliates. Among other things, the Agreement provides that:

•The Company will increase the size of the Company’s board of directors (the “Board”) from nine to 10 directors and appoint John D Harkey, Jr. as a Class II director. Upon joining the Board, Mr. Harkey will be appointed to the Audit Committee and the Compensation and Talent Committee.
•The Company has agreed with Scalar Gauge to collaborate on an ongoing process aimed at identifying and appointing an additional independent director.
•During the period commencing on the date of the Agreement and ending on the date that is 15 days prior to the deadline for submissions of stockholder nominations of directors and business proposals for the Company’s 2023 annual meeting of stockholders (the “Restricted Period”), Scalar Gauge and its affiliates and related persons will vote, subject to certain conditions, all shares of the Company’s common stock beneficially owned by them in favor of the Company’s director nominees and generally in accordance with the Board’s recommendations on all other proposals.
•During the Restricted Period, Scalar Gauge and its affiliates and related persons will be subject to certain customary standstill provisions set forth in the Agreement. The standstill provisions provide, among other things, that Scalar Gauge and such persons cannot, subject to certain exceptions as provided in the Agreement:
◦enter into a voting agreement or any “group” with stockholders of the Company, other than with other Restricted Persons;
◦seek representation on the Board, or submit any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders;
◦acquire any securities of the Company that would result in Scalar Gauge and such persons beneficially owning more than 9.9 percent of the then-outstanding voting securities of the Company; or
◦other than through certain open market transactions and public offerings, sell securities of the Company to any person that is not a party to the Agreement that, to Scalar Gauge’s knowledge, would result in such party having any beneficial or other ownership interest of more than 4.9 percent of the then-outstanding voting securities of the Company (subject to limited exceptions as provided in the Agreement).
•During the Restricted Period, if Mr. Harkey ceases to be a director for any reason, then Scalar Gauge will identify and recommend a replacement independent director.
The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director

On May 3, 2022, in connection with entering into the Agreement, the Board expanded the size of the Board to 10 members and appointed Mr. Harkey to the Board as a Class II director, effective immediately. Mr. Harkey was also appointed to the Board’s Audit Committee and the Compensation and Talent Committee.

John D. Harkey, Jr., 61, is the founder of JDH Investment Management, LLC, an investment adviser firm, since 2007. Mr. Harkey is also a co-founder, and serves on the board of directors, of Cessation Therapeutics, a developer of vaccines for addictions to fentanyl, heroin and nicotine, since June 2018. In addition, Mr. Harkey has served as chairman and chief executive officer of Consolidated Restaurant Companies, Inc., a full-service and franchise restaurants company, since 1998. He was a co-founder of AveXis, Inc., a biotechnology company, from 2010 until it was acquired in 2018 by Novartis AG, and served as AveXis’s executive chairman from 2010 to 2015. Mr. Harkey previously served on the boards of directors at a number of other companies, including Loral Space & Communications Inc., a satellite communications company, from November 2005 to November 2021, and Emisphere Technologies, Inc., a commercial stage pharmaceutical and drug delivery company, from 2006 to November 2020. He also serves on the boards of directors of several privately-held companies and non-profit organizations. Mr. Harkey holds a B.B.A. in Business Honors and a J.D. from the University of Texas at Austin and an M.B.A. from Stanford University School of Business.

Mr. Harkey will participate in the Company’s outside director compensation policy, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on May 21, 2021. In addition, Mr. Harkey will execute the Company’s standard form of indemnification agreement.
Other than as described in Item 1.01, there are no arrangements or understandings between Mr. Harkey and any other persons pursuant to which Mr. Harkey was selected as a director.
A copy of the Company’s press release announcing Mr. Harkey’s appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Agreement, dated as of May 3, 2022, by and between Sumo Logic, Inc. and Scalar Gauge Fund, L.P.
99.1	Press release dated May 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMO LOGIC, INC.

Date: May 5, 2022	By:	/s/ Katherine Haar
	Name:	Katherine Haar
	Title:	General Counsel